Exhibit 99.1

MEDIA INQUIRIES:	INVESTOR RELATIONS:
Bonnie Jacobs	Louise Mehrotra
215-273-8994 (office)	732-524-6491
856-912-9965 (mobile)
Tina Pinto
Marc Boston	732-524-2034
215-273-7649 (office)
215-429-7034 (mobile)

MCNEIL-PPC, INC. ANNOUNCES SIGNING OF CONSENT DECREE COVERING
MANUFACTURING FACILITIES IN LAS PIEDRAS, PR, FORT WASHINGTON, PA, AND LANCASTER, PA

FOR IMMEDIATE RELEASE – Fort Washington, PA (March 10, 2011) – McNEIL-PPC, Inc. announced today that the company has finalized the terms of a Consent Decree of Permanent Injunction (Consent Decree) with the U.S. Food and Drug Administration (FDA) for manufacturing facilities operated by the McNeil Consumer Healthcare Division of McNEIL-PPC, Inc. in Las Piedras, PR, Fort Washington, PA, and Lancaster, PA. The Consent Decree is subject to approval by the United States District Court for the Eastern District of Pennsylvania.

In July 2010, McNeil submitted to the FDA and has been diligently implementing a Comprehensive Action Plan (CAP) to improve quality systems at its U.S. manufacturing facilities. McNeil believes that the terms of the Consent Decree recognize the progress made in remediation efforts to date, and are consistent with the commitments the company has made as part of the CAP. The Consent Decree allows McNeil to continue the work already initiated under the CAP, and identifies procedures that will help provide additional assurance of product quality to the FDA.

Under the terms of the Consent Decree, the company will continue to operate the manufacturing facilities in Las Piedras, PR and Lancaster, PA. The company will work with an independent expert who will inspect these sites and issue recommendations. Based on these findings, the company will develop remediation plans to address observations identified by the independent expert. These plans will be submitted to the FDA and are subject to the agency’s approval. In addition, the company and the FDA have agreed on a plan to have the independent expert review certain manufacturing records at the two sites while remediation is ongoing to ensure that products released from the sites continue to meet quality standards. The company expects that the Consent Decree will govern the company’s operation of the facilities for a period of at least five years following the completion of the remediation plan.

In April 2010, the company voluntarily closed its manufacturing facility in Fort Washington, PA and announced that it would not re-open the plant until it completed its planned remediation efforts at that facility. According to the terms of the Consent Decree, the company will not re-open the Fort Washington facility unless it first has completed remediation efforts at the facility, receives a certification of compliance from an independent expert, and then receives approval from the FDA.

McNEIL-PPC, Inc. is a subsidiary of Johnson & Johnson.

(This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations of future events.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from McNeil-PPC, Inc. or Johnson & Johnson's expectations and projections.  Risks and uncertainties include general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment.  A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011.  Copies of this Form 10-K, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson.  Neither McNeil-PPC, Inc. nor Johnson & Johnson undertakes to update any forward-looking statements as a result of new information or future events or developments.)